As filed with the Securities and Exchange Commission on February 6, 2002

File No.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	One Radnor Corporate Center Suite 200, 100 Matsonford Road Radnor, Pennsylvania 19087-4515	23-1184320
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

PENN VIRGINIA CORPORATION SECOND AMENDED AND RESTATED
1995 DIRECTORS' STOCK COMPENSATION PLAN

(Full title of plan)

Nancy M. Snyder
Vice President, General Counsel and Corporate Secretary
Penn Virginia Corporation
One Radnor Corporate Center
Suite 200, 100 Matsonford Road
Radnor, PA 19087 - 4515
(Name and address of agent for service)
(610) 687-8900
(Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

Title of Securities To Be registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee
Common Stock par value $6.25 per share	100,000 shares (2)	$28.37	$2,837,000	$261

(1)  Estimated solely for the purpose of computing the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock of $28.66 and $28.08, respectively, as reported by the New York Stock Exchange on January 30, 2002.

(2)  Also registered hereby are such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of adjustments pursuant to the anti-dilution provisions of the Plan.

(3)  Also registered hereby are the Rights to purchase fractional shares of Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, February 21, 1998 pursuant to terms of the Registrant's Rights Agreement dated as of February 11, 1998. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred with and only with such Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering an additional 100,000 shares of Registrant's Common Stock to be offered pursuant to Registrant's Second Amended and Restated 1995 Directors' Stock Compensation Plan (formerly entitled as Registrant's 1995 Directors' Stock Option Plan) (the "Plan"). Registrant's Registration Statements on Form S-8 filed with the Securities and Exchange Commission on February 9, 2000 (File No. 333-96463) and May 26th, 1995 (File No. 33-59647), respectively, are effective, registered an initial aggregate 200,000 shares of Common Stock offered pursuant to the Plan and are hereby incorporated by reference pursuant to General Instruction E.

Item 8. Exhibits.

5.01	Opinion of Nancy M Snyder as to legality of securities being registered.
23.01	Consent of Arthur Andersen LLP.
23.03	Consent of Nancy M. Snyder (contained in opinion filed as Exhibit 5.01 hereto).
24.01	Power of Attorney (included in Signature Page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Pennsylvania, on February 6, 2002.

PENN VIRGINIA CORPORATION

By: s/s A. James Dearlove
A. James Dearlove
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes A. James Dearlove and Nancy M. Snyder, and each of them, his/her true and lawful attorneys-in-fact and agents each with full power of substitution and resubstitution for him/her in any and all capacities to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, hereby ratifying and confirming all that each such attorney-in-fact, or his/her substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities as indicated on February 6, 2002.

Signature	Title

s/s A. James Dearlove A. James Dearlove	President, Chief Executive Officer and Director (Principal Executive Officer)

s/s Frank A. Pici	Vice President and Chief Financial Officer
Frank A. Pici	(Principal Financial Officer)

s/s Ann N. Horton	Controller
Ann N. Horton	(Principal Accounting Officer)

s/s Robert Garrett
Robert Garrett	Chairman of the Board

s/s Richard A. Bachmann
Richard A. Bachmann	Director

s/s Edward B. Cloues, II
Edward B. Cloues, II	Director

s/s Keith D. Horton
Keith D. Horton	Director

s/s Peter B. Lilly
Peter B. Lilly	Director

s/s Marsha Reines Perelman
Marsha Reines Perelman	Director

s/s Joe T. Rye
Joe T. Rye	Director